Exhibit 1.1

Execution Version

Mastercard Incorporated

$300,000,000 Floating Rate Notes due 2028

$450,000,000 4.550% Notes due 2028

$500,000,000 4.950% Notes due 2032

Underwriting Agreement

New York, New York

February 18, 2025

To the Representatives named in Schedule I

 hereto of the several Underwriters

 named in Schedule II hereto

Ladies and Gentlemen:

Mastercard Incorporated, a corporation organized under the laws of Delaware (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of its $300,000,000 Floating Rate Notes due 2028, $450,000,000 4.550% Notes due 2028 and $500,000,000 4.950% Notes due 2032, in each case identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of March 31, 2014, between the Company and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 22 hereof.

1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an “automatic shelf registration statement,” as defined in Rule 405, on Form S-3 (File No. 333-277032), including the related Base Prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Securities, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall comply in all material respects with the applicable requirements of the Act, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time.

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(c) (i) The Disclosure Package and (ii) if applicable, each electronic road show materials, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163 and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1)(i) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) The documents incorporated by reference in the Disclosure Package and the Final Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Disclosure Package and the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(h) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus. Each subsidiary of the Company that is a “significant subsidiary” as defined by Rule 1-02 of Regulation S-X (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has been duly incorporated or organized and is validly existing as a corporation or other legal entity in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of the jurisdiction in which it is chartered or organized, with full corporate or entity power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, except where the failure to have such power or authority, individually or in the aggregate, would not reasonably be expected to result in a material adverse change in or affecting the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

(i) Each of the Company and its Significant Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification; except where the failure to be so qualified or be in good standing, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(j) All the outstanding shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock of the Significant Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except such security interests, claims, liens or encumbrances that would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(k) The statements set forth in the Disclosure Package and the Final Prospectus under the headings “Description of Notes” and “Description of Debt Securities” insofar as they purport to constitute a summary of the terms of the Securities and the Indenture, are accurate and fair summaries of such terms in all material respects.

(l) The statements incorporated by reference in the Disclosure Package and the Final Prospectus under the headings “Government Regulation,” “Risk Factors—Payments Industry Regulation,” “Risk Factors—Preferential or Protective Government Actions,” “Risk Factors—Privacy, Data Protection, AI and Information Security,” “Risk Factors—Other Regulation,” “Risk Factors—Litigation” and “Legal Proceedings” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, insofar as they purport to constitute summaries of legal matters or proceedings, are accurate and fair summaries of such matters described therein in all material respects.

(m) The statements set forth in the Disclosure Package and the Final Prospectus under the heading “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders,” insofar as they purport to constitute summaries of matters of United States federal income tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of such matters described therein in all material respects.

(n) This Agreement has been duly authorized, executed and delivered by the Company.

(o) The Securities have been duly authorized by the Company, and when duly executed, authenticated, issued and delivered as provided in the Indenture (assuming due authentication of the Securities by the Trustee) and paid for as provided herein will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture, enforceable against the Company in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto; and the Securities will conform in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(p) The Indenture has been duly authorized, executed and delivered by the Company, the Indenture has been duly qualified under the Trust Indenture Act and, assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity); and the Indenture conforms in all material respects to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(q) Except as disclosed in the Disclosure Package, since the date of the latest audited financial statements included as part of or incorporated by reference in the Preliminary Prospectus, there has been no material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole.

(r) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Prospectus, will not be required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(s) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) such as have been obtained under the Act and the Trust Indenture Act and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Final Prospectus.

(t) Neither the issue and sale of the Securities nor the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or to which its or their property is subject, or (iii) any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except in the case of clauses (i) (other than with respect to the Company), (ii) and (iii) hereof, any such breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries that would not (1) individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or (2) adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture, the Securities or this Agreement, or would otherwise be material in the context of the sale of the Securities.

(u) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement present fairly, in all material respects, the financial position of the Company and its subsidiaries at the dates indicated, and the results of their operations and their cash flows for each of the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with accounting principles generally accepted in the United States of America applied on a consistent basis throughout the periods involved (except as otherwise noted therein).

(v) Except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (i) would adversely affect in a material respect the ability of the Company to perform its obligations under the Indenture, the Securities or this Agreement, or would otherwise be material in the context of the sale of the Securities or (ii) would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) To the knowledge of the Company, PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(x) The Company and its subsidiaries possess such valid and current certificates, authorizations, licenses, approvals, consents or permits issued by the applicable regulatory agencies or bodies necessary to conduct their respective businesses, except as would not reasonably be expected to result in a Material Adverse Effect; and except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), the Company and its subsidiaries have not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit, except for any such proceedings as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(y) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles; the Company’s internal control over financial reporting is effective in all material respects to perform the functions for which it was established; and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(z) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective at the reasonable assurance level to perform the functions for which they were established, subject to the limitations of any such control system.

(aa) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(bb) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that could result in a material violation or a material sanction for violation by such persons of the Foreign Corrupt Practices Act of 1977, as may be amended, or similar law of any other applicable jurisdiction, or the rules or regulations thereunder; and the Company and its subsidiaries have instituted and maintain policies and procedures reasonably expected to ensure compliance therewith. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Foreign Corrupt Practices Act of 1977, as may be amended, or similar law of any other applicable jurisdiction, or the rules or regulations thereunder.

(cc) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the money laundering statutes and the rules and regulations thereunder (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person for the purpose of financing the activities of any person currently the subject of any U.S. sanctions administered by OFAC.

(ee) The interactive data in the eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ff) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries have implemented and maintained appropriate controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all the Company’s and its subsidiaries’ material information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and, to the knowledge of the Company, there have been no breaches, violations, outages or unauthorized uses of or accesses to the same, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, for such non-compliance that would not, individually or in the aggregate, be expected to have a Material Adverse Effect.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price set forth in Schedule I hereto, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements. The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished the Representatives or the Underwriters’ counsel a copy for your review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by the Representatives and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to the second sentence of paragraph (a) of this Section 5, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as the Representatives may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with the use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in the use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on the Commission’s Electronic Data Gathering, Analysis and Retrieval system (EDGAR).

(f) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h) The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i) The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any unsecured long-term debt securities similar to the Securities issued or guaranteed by the Company (other than the Securities), or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto.

(j) The Company, without giving effect to activities by the Underwriters, will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification) in an amount not exceeding $5,000 ; (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder. It is understood, however, that, except as provided in this Section 5(k) and Sections 7 and 8 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened by the Commission.

(b) The Company shall have requested and caused Davis Polk & Wardwell LLP, counsel for the Company, to have furnished to the Representatives their legal opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives in form and substance reasonably satisfactory to the Representatives.

(c) The Representatives shall have received from Latham & Watkins LLP, counsel for the Underwriters, such legal opinion and negative assurance letter, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they shall reasonably request for the purpose of enabling them to pass upon such matters.

(d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Treasurer or an Assistant Treasurer of the Company, dated the Closing Date, to the effect that the signer of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show, if any, used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Company contained in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened by the Commission; and

(iii) since the date of the most recent consolidated financial statements of the Company and its consolidated subsidiaries, incorporated by reference in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto).

(e) The Company shall have furnished to the Representatives a certificate of the Company related to certain litigation disclosures, signed by the General Counsel of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Representatives.

(f) The Company shall have requested and caused PricewaterhouseCoopers LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Disclosure Package and the Final Prospectus. References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, financial position or results of operations of the Company and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is in the reasonable judgment of the Representatives (other than a defaulting Underwriter under Section 9 hereof), so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) under the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Latham & Watkins LLP, counsel for the Underwriters, at 1271 Avenue of the Americas, New York, NY, 10020, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Deutsche Bank Securities Inc. on demand for all expenses (including fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that (a) the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and (b) (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances, (iii) the sentence related to making a market in the Securities and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus, in each case of clauses (i) through (iv), under the heading “Underwriting,” constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ a single separate counsel (including a single local counsel in each relevant jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be required to contribute any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s common stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Representatives (other than a defaulting Underwriter under Section 9 hereof), impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, (a) if sent to the Representatives, will be mailed, delivered or telefaxed to

(i)	Deutsche Bank Securities Inc.

1 Columbus Circle, 9th Floor,

New York, New York 10019,

Attention: Debt Capital Markets Syndicate, with a copy to General Counsel,

dbcapmarkets.gcnotices@list.db.com

(ii)	Citigroup Global Markets Inc.

388 Greenwich Street,

New York, NY 10013,

Attention: General Counsel,

Fax: (646) 291-1469

(iii)	HSBC Securities (USA) Inc.

66 Hudson Boulevard,

New York, New York 10001,

Attention: Transaction Management Group,

tmg.americas@us.hsbc.com,

Fax: (646) 366-3229)

(iv)	NatWest Markets Securities Inc.

600 Washington Boulevard,

Stamford, CT 06901,

Attention: Syndicate Desk,

Email: F&RSTrxDocs@rbos.com

(v)	PNC Capital Markets LLC

300 Fifth Avenue, 10th Floor,

Pittsburgh, Pennsylvania 15222,

Attention: Debt Capital Markets, Fixed Income Transaction Execution,

Facsimile: (412) 762-2760

(vi)	SG Americas Securities, LLC

245 Park Avenue,

New York, New York 10167,

Attention: High,

Grade Syndicate Desk,

Email: us-glfi-syn-cap@sgcib.com

(b) if sent to the Company, will be mailed, delivered or telefaxed to Mastercard Incorporated, General Counsel (fax no.: (914) 249-4262) and confirmed to it at 2000 Purchase Street, Purchase, New York 10577, attention of General Counsel.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assignee by reason merely of such purchase.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 15, “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k); “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b); “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16. Contractual Recognition of Bail-In . Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understanding between the Representatives and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-In Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a) the effect of the exercise of Bail-In Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any of the Underwriters under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion of, the BRRD Liability into shares, other securities or other obligations of an Underwriter or another person, and the issue to or conferral on each of the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-In Powers by the Relevant Resolution Authority.

(c) As used in this Section 16:

(i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii) “Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(vi) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers.

17. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

19. Waiver of Jury Trial. The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile or other electronic transmission (i.e., a “pdf” or “tif”, including any electronic signature complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) shall be effective as delivery of a manually executed counterpart thereof.

21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

22. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Agreement” shall mean this Underwriting Agreement, by and between the Company and the Representatives as of the date hereof.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158,” “Rule 163,” “Rule 164,” “Rule 172,” “Rule 405,” “Rule 415,” “Rule 424,” “Rule 430B,” “Rule 433,” “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

[Signature Pages Follow]

Execution Version

Very truly yours,

Mastercard Incorporated

By:	/s/ Vivian Zhou
Name: Vivian Zhou
Title: Corporate Treasurer

[Signature Page to Underwriting Agreement]

Execution Version

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto

Deutsche Bank Securities Inc.		Deutsche Bank Securities Inc.

By:	/s/ Kevin Prior	By:	/s/ Ritu Ketkar
	Name: Kevin Prior		Name: Ritu Ketkar
	Title: Managing Director		Title: Managing Director

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

HSBC Securities (USA) Inc.

By:	/s/ Patrice Altongy
Name: Patrice Altongy
Title: Managing Director

NatWest Markets Securities Inc.

By:	/s/ Orhan Annaghiyev
Name: Orhan Annaghiyev
Title: authorized signatory

PNC Capital Markets LLC

By:	/s/ Valerie Shadeck
Name: Valerie Shadeck
Title: Managing Director

SG Americas Securities, LLC

By:	/s/ Michael Shapiro
Name: Michael Shapiro
Title: Head of Debt Capital Markets

For themselves and the other several
Underwriters named in Schedule II to the foregoing Agreement.

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated February 18, 2025

Registration Statement No. 333-277032

Representatives:	Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
HSBC Securities (USA) Inc.
NatWest Markets Securities Inc.
PNC Capital Markets LLC
SG Americas Securities, LLC

Title, Purchase Price and Description of Securities:

Title:	Floating Rate Notes due 2028 (the “Floating Rate Notes”)

4.550% Notes due 2028 (the “2028 Notes”)

4.950% Notes due 2032 (the “2032 Notes” and, together with the 2028 Notes, the “Fixed Rate Notes”)

Principal amount:	$300,000,000 with respect to the Floating Rate Notes
$450,000,000 with respect to the 2028 Notes
$500,000,000 with respect to the 2032 Notes

Purchase price to the Underwriters (including accrued interest or amortization, if any): 99.750% with respect to the Floating Rate Notes; 99.674% with respect to the 2028 Notes; 99.420% with respect to the 2032 Notes

Sinking fund provisions: None

Redemption provisions:

The Floating Rate Notes may not be redeemed prior to maturity.

Prior to February 15, 2028 (one month prior to the maturity date of the 2028 Notes) in the case of the 2028 Notes and prior to January 15, 2032 (two months prior to the maturity date of the 2032 Notes) in the case of the 2032 Notes (each such date a “Par Call Date”), the Company may redeem the Fixed Rate Notes of the applicable series at its option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

Schedule I

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest on the Fixed Rate Notes of the applicable series to be redeemed, discounted to the applicable redemption date (assuming the 2028 Notes and the 2032 Notes matured on their applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the Prospectus Supplement), plus 5 basis points in the case of the 2028 Notes and 10 basis points in the case of the 2032 Notes, less (b) interest accrued to the applicable redemption date; and

(2)	100% of the principal amount of the Fixed Notes of the applicable series to be redeemed;

plus, in either case, accrued and unpaid interest on the Fixed Rate Notes of the applicable series to the applicable redemption date.

On or after the applicable Par Call Date for the 2028 Notes and the 2032 Notes, the Company may redeem the Fixed Rate Notes of the applicable series, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

Closing Date, Time and Location: February 27, 2025 at 10:00 a.m. at the offices of Latham & Watkins LLP, counsel for the Underwriters, at 1271 Avenue of the Americas, New York, NY 10020

Type of Offering: Non-Delayed

Date referred to in Section 5(i) after which the Company may offer or sell securities issued by the Company without the consent of the Representatives: February 28, 2025

Modification of items to be covered by the letter from PricewaterhouseCoopers LLP delivered pursuant to Section 6(e) at the Execution Time: None

Schedule I

Execution Version

SCHEDULE II

Underwriters	Principal Amount of Floating Rate Notes to be Purchased	Principal Amount of 2028 Notes to be Purchased	Principal Amount of 2032 Notes to be Purchased
Deutsche Bank Securities Inc.	$42,600,000	$63,900,000	$71,000,000
Citigroup Global Markets Inc.	$42,600,000	$63,900,000	$71,000,000
HSBC Securities (USA) Inc.	$42,600,000	$63,900,000	$71,000,000
NatWest Markets Securities Inc.	$42,600,000	$63,900,000	$71,000,000
PNC Capital Markets LLC	$42,600,000	$63,900,000	$71,000,000
SG Americas Securities, LLC	$42,600,000	$63,900,000	$71,000,000
Commerz Markets LLC	$8,400,000	$12,600,000	$14,000,000
Lloyds Securities Inc.	$8,400,000	$12,600,000	$14,000,000
Santander US Capital Markets LLC	$8,400,000	$12,600,000	$14,000,000
BMO Capital Markets Corp.	$4,200,000	$6,300,000	$7,000,000
Commonwealth Bank of Australia	$4,200,000	$6,300,000	$7,000,000
ICBC Standard Bank Plc	$4,200,000	$6,300,000	$7,000,000
Loop Capital Markets LLC	$4,200,000	$6,300,000	$7,000,000
Cabrera Capital Markets LLC	$1,200,000	$1,800,000	$2,000,000
CastleOak Securities, L.P.	$1,200,000	$1,800,000	$2,000,000
Total	$300,000,000	$450,000,000	$500,000,000

Schedule II

Execution Version

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Final Term Sheet filed pursuant to Rule 433 dated February 18, 2025

Schedule III

Execution Version

SCHEDULE IV

[See attached.]

Schedule IV

Filed pursuant to Rule 433

Registration No. 333-277032

Issuer Free Writing Prospectus dated February 18, 2025

Relating to Preliminary Prospectus Supplement dated February 18, 2025

Mastercard Incorporated

$300,000,000 Floating Rate Notes due 2028

$450,000,000 4.550% Notes due 2028

$500,000,000 4.950% Notes due 2032

Pricing Term Sheet

February 18, 2025

The information in this pricing term sheet supplements Mastercard Incorporated’s preliminary prospectus supplement, dated February 18, 2025 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Floating Rate Notes due 2028
Issuer:	Mastercard Incorporated

Security Title:	Floating Rate Notes due 2028

Offering Format:	SEC Registered

Size:	$300,000,000

Maturity Date:	March 15, 2028

Coupon:	Compounded SOFR, plus 0.44% per year

Price to Public:	100% of the principal amount

Interest Payment Dates:	Quarterly on March 15, June 15, September 15 and December 15 of each year, commencing June 15, 2025 (long first coupon)

Day Count Convention:	Actual/360

Interest Reset Dates:	Each Floating Rate Interest Payment Date

Schedule I

Initial Interest Rate:	The initial interest rate will be Compounded SOFR determined on June 15, 2025, plus 44 bps

Interest Determination Date:	The second U.S. Government Securities Business Day preceding each Floating Rate Interest Payment Date

Interest Period:	The period from and including a Floating Rate Interest Payment Date (or, in the case of the initial Interest Period, the Settlement Date) to, but excluding, the immediately succeeding Floating Rate Interest Payment Date (such succeeding Floating Rate Interest Payment Date, the “Latter Floating Rate Interest Payment Date”); provided that the final interest period for the Floating Rate Notes will be the period from and including the Floating Rate Interest Payment Date immediately preceding the maturity date of the Floating Rate Notes to, but excluding, the maturity date

Observation Period:	The period from and including two U.S. Government Securities Business Days preceding the first date of such relevant Interest Period to but excluding two U.S. Government Securities Business Days preceding the Latter Floating Rate Interest Payment Date for such Interest Period; provided that the first Observation Period shall be the period from and including two U.S. Government Securities Business Days preceding the Settlement Date to, but excluding, the two U.S. Government Securities Business Days preceding the first Floating Rate Interest Payment Date

Optional Redemption:	Mastercard Incorporated may not redeem the 2028 Floating Rate Notes prior to maturity

CUSIP / ISIN:	57636Q BE3 / US57636QBE35

Calculation Agent:	Deutsche Bank Trust Company Americas

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Trade Date:	February 18, 2025

Expected Settlement Date:	February 27, 2025 (T+7*)

Schedule I

Joint Book-Running Managers:

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

NatWest Markets Securities Inc.

PNC Capital Markets LLC

SG Americas Securities, LLC

Commerz Markets LLC

Lloyds Securities Inc.

Santander US Capital Markets LLC

Senior Co-Managers:	BMO Capital Markets Corp. Commonwealth Bank of Australia ICBC Standard Bank Plc Loop Capital Markets LLC

Co-Managers:	Cabrera Capital Markets LLC CastleOak Securities, L.P.

Schedule I

4.550% Notes due 2028 & 4.950% Notes due 2032
Issuer:	Mastercard Incorporated

Security Title:	4.550% Notes due 2028	4.950% Notes due 2032

Offering Format:	SEC Registered	SEC Registered

Size:	$450,000,000	$500,000,000

Maturity Date:	March 15, 2028	March 15, 2032

Coupon:	4.550%	4.950%

Interest Payment Dates:	Semi-annually on March 15 and September 15 of each year, commencing September 15, 2025 (long first coupon)	Semi-annually on March 15 and September 15 of each year, commencing September 15, 2025 (long first coupon)

Day Count Convention:	30/360	30/360

Price to Public:	99.924% of the principal amount	99.820% of the principal amount

Benchmark Treasury:	UST 4.250% due February 15, 2028	UST 4.375% due January 31, 2032

Benchmark Treasury Price and Yield:	99-25 1⁄4; 4.326%	99-12; 4.480%

Spread to Benchmark Treasury:	+25 basis points	+50 basis points

Reoffer Yield:	4.576%	4.980%

Optional Redemption:

Make-Whole Call:	+5 basis points prior to February 15, 2028	+10 basis points prior to January 15, 2032

Par Call:	On or after February 15, 2028 (1 month prior to the maturity date of the Notes)	On or after January 15, 2032 (2 months prior to the maturity date of the Notes)

CUSIP / ISIN:	57636Q BF0 / US57636QBF00	57636Q BG8 / US57636QBG82

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

Trade Date:	February 18, 2025

Schedule I

Expected Settlement Date:	February 27, 2025 (T+7*)

Joint Book-Running Managers:

Deutsche Bank Securities Inc.

Citigroup Global Markets Inc.

HSBC Securities (USA) Inc.

NatWest Markets Securities Inc.

PNC Capital Markets LLC

SG Americas Securities, LLC

Commerz Markets LLC

Lloyds Securities Inc.

Santander US Capital Markets LLC

Senior Co-Managers:	BMO Capital Markets Corp. Commonwealth Bank of Australia ICBC Standard Bank Plc Loop Capital Markets LLC

Co-Managers:	Cabrera Capital Markets LLC CastleOak Securities, L.P.

The issuer has filed a registration statement including a prospectus with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request them by calling (i) Deutsche Bank Securities Inc. at 1-800-503-4611, (ii) Citigroup Global Markets Inc. at 1-800-831-9146, (iii) HSBC Securities (USA) Inc. at (866) 811-8049, (iv) NatWest Markets Securities Inc. at 1-203-897-6166, (v) PNC Capital Markets LLC at 855-881-0697 and (vi) SG Americas Securities, LLC at 1-855-881-2108.

*It is expected that delivery of the Notes will be made against payment therefor on or about February 27, 2025, which will be the seventh business day following the date hereof (this settlement cycle referred to as “T+7”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes more than one business day prior to February 27, 2025, will be required, by virtue of the fact that the Notes initially will settle in T+7, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to make such trades should consult their own advisor.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Schedule I